UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004

Commission file number 0-02517

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-0991164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4809 Cole Avenue, Suite 108; Dallas, Texas 75205
(Address of principal executive offices)

                                (214) 559-3933
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure; Item 12.  Results of Operations and Financial Condition.

Below is a press release issued by Toreador on January 14, 2004, including in part certain financial results for the year ended December 31, 2003.

TOREADOR SELLS U.S. MINERAL
AND ROYALTY ASSETS FOR $45 MILLION

        DALLAS, TEXAS – (January 14, 2004) – Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) announces it has closed the sale of its U.S. mineral and royalty assets for $45 million to Black Stone Acquisitions Partners I, L.P. of Houston. Toreador anticipates recording a pretax gain on the sale of approximately $28 million in the first quarter of 2004, subject to any post-closing adjustments.

        The sale, which reduces Toreador’s proved oil and gas reserves as of December 31, 2003, by approximately 14%, allows the company to extinguish two senior credit facilities and materially strengthen its balance sheet by reducing debt by approximately $30 million. The balance of funds will be used to pay taxes on the sale and will provide working capital. The sale increases stockholders’ equity by approximately $20 million.

        Toreador’s domestic mineral and royalty assets that were sold comprised approximately 2.6 million gross acres (1.4 million net acres) and included royalty and overriding royalty interests in about 4,000 wells in nine states, primarily Alabama, California, Louisiana, Mississippi and Texas.

        “The sale repositions the company as an international explorer and developer,” said G. Thomas Graves III, Toreador President and Chief Executive Officer. “It enables us to take advantage of higher-potential overseas exploration and exploitation opportunities that should create greater long-term value for our shareholders.”

        The company estimates its proved oil and gas reserves after the sale will be 13.0 million to 13.5 million barrels of oil equivalent (MMBOE) as of December 31, 2003, about 88% of which will consist of international oil and gas assets. As of December 31, 2002, 76% of the company’s proved reserves of 16.1 MMBOE was derived from international assets.

TOREADOR RETAINS U.S. WORKING-INTEREST PORTFOLIO

        Toreador will maintain domestic operations as part of its strategic base, retaining principally nonoperated working-interest ownership in about 900 oil and gas exploration and development wells primarily located in five states: Kansas, Louisiana, New Mexico, Oklahoma and Texas. The company plans to continue its participation in select domestic exploratory wells and pursue nonoperated working-interest acquisition opportunities. Toreador estimates the working-interest property set provided revenues of about $5.5 million in 2003. The company expects this portfolio will account for about 12% of its post-sale proved oil and gas reserves as of December 31, 2003.

OPERATIONS UPDATE – 2004 PLAN

        As previously noted, Toreador’s sale of its U.S. minerals and royalty assets allows the company to accelerate its international activities. The company believes its 2004 exploitation work in France alone will enable it to replace the daily production related to the sale of its domestic mineral and royalty portfolio.

        “By the beginning of 2005, we expect to have replaced all of the production generated by our domestic mineral properties, prior to factoring in any potential exploration success,” said Graves.

France

        In 2004, Toreador plans to implement a $4 million to $5 million exploration and development program in France. The company expects to begin extensive rehabilitation work in the four-field Neocomian complex, which includes the drilling of up to five sidetrack wells, as well as additional development drilling. The company also anticipates drilling a multizone horizontal development well in the Charmottes Field. Toreador is operator and 100% owner of the Neocomian and Charmottes fields.

        Toreador also plans to drill six to eight slim-hole exploratory wells on its 183,000-acre Courtenay permit. The company’s preliminary analysis indicates the Neocomian producing trend continues onto this permit. Several wells drilled by others on the permit have tested oil in the Cretaceous and Jurassic formations. Toreador operates and is 100% owner of the Courtenay permit.

Turkey

        Toreador will begin drilling its first shallow-water exploratory well in the western Black Sea offshore Turkey in mid-2004 and has selected the well’s location from six gas prospects identified to date. It is anticipated that a second wildcat prospect will be drilled in 2005. Toreador is operator and holds a 49% working interest in eight Black Sea permits. The Turkish national oil company, TPAO, holds the remaining interest.

        TPAO also plans to drill the Cendere-20 development well in 2004. The Cendere Field, where Toreador holds a 19.6% working interest in most wells, is located in south central Turkey.

        In the Sinop area northeast of Ankara, Toreador plans to re-enter up to two wells in 2004 that encountered numerous oil and gas shows when they were drilled by another operator in the late 1980s. Toreador operates and holds a 100% working interest in six Sinop permits.

Romania

        Toreador plans to begin rehabilitation work on the 1,325-acre Fauresti Block with the re-entry of four to eight wells during the second half of 2004. The block is productive from the Dogger formation at depths of about 8,000 feet. The company also plans to reprocess seismic information on the Fauresti Block and acquire and evaluate geological and geophysical data on the Viperesti and Moinesti blocks. Toreador is 100% owner and operator of the blocks.

ABOUT TOREADOR AND BLACK STONE

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas and crude oil. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad, West Indies. In the United States, Toreador owns working interests primarily in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

        Black Stone Acquisitions Partners I, L.P. (BSAPI) is an institutionally supported private equity fund formed in 2002 for the purpose of acquiring mineral and royalty assets. An affiliate of Black Stone Minerals Company, L.P. serves as the general partner and holds an approximate 43% interest as a limited partner in BSAPI following an acquisition from Ocean Energy in late 2002. Black Stone and its limited partners are one of the largest privately owned mineral companies in the United States. Black Stone and BSAPI now own mineral holdings in excess of 6.5 million net mineral and royalty acres in virtually every significant onshore exploration basin in the lower 48 states, with interests in approximately 14,000 wells producing in excess of two million barrels of oil equivalent per year.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional or alternative capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission (SEC). The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Cautionary Note to Investors — The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Investors are urged to also consider closely the disclosure in Toreador’s Form 10-K for the fiscal year ended December 31, 2002, available from the company by calling 214.559.3933 or 800.966.2141. This form also can be obtained from the SEC at www.sec.gov.

_________________

CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

Black Stone Minerals Company, L.P.
Hallie Vandihider
713-658-0647

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this reprot to be signed on its behalf by the undersigned thereunto duly authorized.

TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO

Date:  January 14, 2004